Marshall Funds Sales Agreement

                                          Exhibit (m) (viii) under Form N-1A
                                         Exhibit (1) under Item 601/Reg. S-K

                              MARSHALL FUNDS
                     INVESTOR CLASS OF SHARES (CLASS Y)
                              SALES AGREEMENT

    This Agreement is entered into between the financial institution executing this Agreement ("Financial Institution") and Edgewood Services, Inc. ("ESI") with respect to the series and classes of the Marshall Funds listed on Exhibit A hereto (referred to individually as the "Fund" and collectively as the "Funds") for whose shares of beneficial interest or capital stock ("Shares") ESI serves as Distributor.

A.  Financial Institution.

1.  Status of Financial Institution as Registered Broker-Dealer.

Financial Institution represents and warrants to ESI:

(a) that it is a broker or dealer as defined in Section 3(a)(4) or 3(a)(5) of the Securities Exchange Act of 1934 ("Exchange Act"); that it is registered with the Securities and Exchange Commission pursuant to Section 15 of the Exchange Act; that it is a member of the National Association of Securities Dealers, Inc.; that its customers' accounts are insured by the Securities Investors Protection Corporation ("SIPC"); and that, during the term of this Agreement, it will abide by all of the rules and regulations of the NASD including, without limitation, the NASD Rules of Fair Practice. Financial Institution agrees to notify ESI immediately in the event of
      (1) the termination of its coverage by the SIPC; (2) its expulsion or suspension from the NASD, or (3) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Financial Institution's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of Financial Institution from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon ESI's written notice of termination to Financial Institution; and

 (b) that Financial Institution is registered with the appropriate securities authorities in all states in which its activities make such registration necessary.

2.    Financial Institution Acts as Agent for its Customers.

    The parties agree that in each transaction in the Shares of any Fund and with regard to any services rendered pursuant to this Agreement: (a) Financial Institution is acting as agent for the customer; (b) each transaction is initiated solely upon the order of the customer; (c) as between Financial Institution and its customer, the customer will have full beneficial ownership of all Shares of the Funds; (d) each transaction shall be for the account of the customer and not for Financial Institution's account; and (e) each transaction shall be without recourse to Financial Institution provided that Financial Institution acts in accordance with the terms of this Agreement. Financial Institution shall not have any authority in any transaction to act as ESI's agent or as agent for the Funds.

B.  Sales of Fund Shares.

3.  Execution of Orders for Purchase and Redemption of Shares.

(a) All orders for the purchase or redemption of any Shares shall be executed at the then-current net asset value per share, in each case as described in the prospectus of the Fund. Any applicable redemption fee will be deducted by the Fund prior to the transmission of the redemption proceeds to Financial Institution or its customer. ESI and the Funds reserve the right to reject any purchase request in their sole discretion. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and, if confirmed by ESI, a copy of each confirmation shall be sent simultaneously to Financial Institution if Financial Institution so requests.

(b) The procedures relating to all orders will be subject to the terms of the prospectus of each Fund and ESI's written instructions to Financial Institution from time to time.

(c) Payments for Shares shall be made as specified in the applicable Fund prospectus. If payment for any purchase order is not received in accordance with the terms of the applicable Fund prospectus, ESI reserves the right, without notice, to cancel the sale and to hold Financial Institution responsible for any loss sustained as a result thereof.

C.  Miscellaneous.

4.  Delivery of Prospectuses to Customers.

    Financial Institution will deliver or cause to be delivered to each customer, at or prior to the time of any purchase of Shares, a copy of the current prospectus of the Fund and, upon request by a customer or shareholder, a copy of the Fund's current Statement of Additional Information. Financial Institution shall not make any representations concerning any Shares other than those contained in the prospectus or Statement of Additional Information of the Fund or in any promotional materials or sales literature furnished to Financial Institution by ESI or the Fund.

5.  Indemnification.

(a) Financial Institution shall indemnify and hold harmless ESI, each Fund, the transfer agent of the Funds, and their respective subsidiaries, affiliates, officers, directors, agents and employees from all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with:
      (1) any breach by Financial Institution of any provision of this Agreement; or (2) any actions or omissions of ESI, any Fund, the transfer agents of the Funds, and their subsidiaries, affiliates, officers, directors, agents and employees in reliance upon any oral, written or computer or electronically transmitted instructions believed to be genuine and to have been given by or on behalf of Financial Institution.

(b) ESI shall indemnify and hold harmless Financial Institution and its subsidiaries, affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with: (1) any breach by ESI of any provision of this Agreement; or (2) any alleged untrue statement of a material fact contained in any Fund's Registration Statement or Prospectus, or as a result of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

(c) The agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this subparagraph (c) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) The provisions of this Paragraph 5 shall survive the termination of this Agreement.

6.  Customer Names Proprietary to Financial Institution.

(a) The names of Financial Institution's customers are and shall remain Financial Institution's sole property and shall not be used by ESI, or its affiliates for any purpose except the performance of their respective duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Funds. Notwithstanding the foregoing, this Paragraph 6 shall not prohibit ESI, or any of its affiliates from utilizing the names of Financial Institution's customers for any purpose if the names are obtained in any manner other than from Financial Institution pursuant to this Agreement.

(b) Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

(c) The provisions of this Paragraph 6 shall survive the termination of this Agreement.

7.  Security Against Unauthorized Use of Funds' Recordkeeping Systems.

    Financial Institution agrees to provide such security as is necessary to prevent any unauthorized use of the Funds' recordkeeping system, accessed via any computer hardware or software provided to Financial Institution by ESI.

8.  Certification of Customers' Taxpayer Identification Numbers.

    Financial Institution agrees to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide ESI, or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

9.  Notices.

    Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, overnight courier services, or by facsimile or similar electronic means of delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to ESI shall be given or sent to ESI at its offices located at 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779, and all notices to Financial Institution shall be given or sent to it at its address shown below.

10.  Termination and Amendment.

(a) This Agreement shall become effective in this form as of the date set forth below or as of the first date thereafter upon which Financial Institution executes any transaction, performs any service, or receives any payment pursuant hereto.

(b) This Agreement, including Exhibit A hereto, may be amended by ESI from time to time by the following procedure. ESI will mail a copy of the amendment to Financial Institution's address, as shown below. If Financial Institution does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. Financial Institution's objection must be in writing and be received by ESI within such thirty days.

(c) In addition to subparagraph 1(a), this Agreement may be terminated as follows:

      (i) at any time, without the payment of any penalty, by the vote of a majority of the Directors or Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940 on not more than sixty (60) days' written notice to the parties to this Agreement;

      (ii) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940, upon the termination of the "Distributor's Contract" between the Fund and ESI, or upon the termination of the Distribution Plan to which this Agreement is related; and

      (iii) by any party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

(d) The termination of this Agreement with respect to any one Fund will not cause the Agreement's termination with respect to any other Fund.


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11.  Governing Law.

    This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.



EDGEWOOD SERVICES, INC.
1001 Liberty Avenue
Pittsburgh, PA  15222-3779
Attention:  President

By:                                 Date:  ____________________
Name:  Charles L. Davis, Jr.
Title:  Vice President


                              Bank of New York
                              Financial Institution Name
                              (Please Print or Type)
                              Attn.: Steven Milazzo, Vice President

                              One Wall Street
                              Address

                              New York, NY  10286
                              City        State       Zip Code


                              By:
                              Authorized Signature


                              _______________________________________
                              Title

                              _______________________________________
                              Print Name or Type Name

                              Dated:_____________________

                                    EXHIBIT A
                       Investor Class of Shares (Class Y)
                              Marshall Funds, Inc.


                           Marshall Money Market Fund